EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Tobin Cobb, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the 3650R 2022-PF2 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer for the Patewood Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Patewood Corporate Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Patewood Corporate Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Patewood Corporate Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Patewood Corporate Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer for the Icon One Daytona Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Icon One Daytona Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Icon One Daytona Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Icon One Daytona Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Icon One Daytona Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer for the PetSmart HQ Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the PetSmart HQ Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the PetSmart HQ Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the PetSmart HQ Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the PetSmart HQ Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 330 West 34th Street Leased Fee Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 330 West 34th Street Leased Fee Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 330 West 34th Street Leased Fee Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 330 West 34th Street Leased Fee Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 330 West 34th Street Leased Fee Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the IPG Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the IPG Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the IPG Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the IPG Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the IPG Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Concord Mills Mortgage Loan, KeyBank National Association, as Special Servicer for the Concord Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Concord Mills Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Concord Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Concord Mills Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the Concord Mills Mortgage Loan.

Dated: March 16, 2023

/s/ Tobin Cobb

Tobin Cobb

Authorized Signatory

(senior officer in charge of securitization of the depositor)